Exhibit 3.11(a)
ARTICLES OF INCORPORATION
OF
CHECK MART OF LOUISIANA, INC.
     The undersigned, being a natural person of the age of 18 years or older, does hereby act as incorporator for the purpose of incorporating a business corporation under the Business Corporation law of the State of Louisiana.
     FIRST: The name of the corporation (hereinafter called the “Corporation”) is Check Mart of Louisiana, Inc.
     SECOND: The name and address of the initial registered office of the Corporation in the State of Louisiana is C T Corporation System, 85 50 United Plaza Boulevard, Baton Rouge, Louisiana 70809. The registered office of the Corporation in the State of Louisiana shall be deemed for venue and official publication purposes to be located in East Baton Rouge Parish.
     THIRD: The Corporation has as its purpose the engaging in any lawful act or activity for which corporations may be incorporated under the Business Corporation Law of the State of Louisiana, as from time to time amended or supplemented.
     FOURTH: The aggregate number of shares that the Corporation shall have authority to issue is 100, all of which shares shall be Common Shares having a par value of $0.01 each.
     FIFTH: The name and mailing address of the incorporator is John J.M. Selig, Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153.
     SIXTH: In furtherance and not in limitation of the powers conferred by law, the board of directors of the Corporation is expressly authorized to make, alter or repeal the By-laws of the Corporation, but any By-laws adopted by the board of directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

     SEVENTH: Notwithstanding any provisions in the By-laws to the contrary, each shareholder shall have one vote for each share entitled to vote on matters to be decided by a vote of the shareholders. There shall be no cumulative voting for the election of directors.
     EIGHTH: A director shall not be personally liable to the Corporation or its shareholders for damages for any breach of duty as a director, except for any matter in respect of which such director shall be liable by reason that, in addition to any and all other requirements for such liability, there shall have been a judgment or other final adjudication adverse to such director that establishes that such director’s acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that such director personally gained in fact a financial profit or other advantage to which such director was not legally entitled. Neither the amendment nor the repeal of this Article shall eliminate or reduce the effect of this Article in respect to any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
     NINTH: The Corporation shall indemnify, to the fullest extent permitted by the Business Corporation Law of the State of Louisiana, as the same may be amended or supplemented from time to time, all persons whom it is permitted to indemnify pursuant thereto.
     IN WITNESS WHEREOF, the undersigned has duly executed these Articles of Incorporation on this 29th day of January, 1996.

State of New York	)
	)	s.s.
County of New York	)

Sworn and subscribed to before me this 30th day of Illigeble, 1996. /s/ Georgia Beach
Notary Public	/s/ John J.M. Selig
GEORGIA BEACH	John J.M. Selig
Notary Public, State of New York	Sole Incorporator
No.21-4907308
Qualified in New York Country
Commission Express Sept., 28, 1997

2

W. Fox McKeithen Secretary of State DOMESTIC BUSINESS CORPORATION INITIAL REPORT (R.S. 12.25 and 12.101) 1. The name of this corporation is: Check Mart of Lonisidhe, Inc.2. The location and municipal address (note P.O. Box only) of this corporations registered office: CT Corporation System, 8550 United Plaza Benlewal, Baton Range, LA 70809. 3.The full name municipal address (not a P.O. Box only) of each of this corporations registered agent(s) is/are: CT Corporation System, 8550 United Plaza Benlewal, Baton Range, LA 70809. 4. The names and municipal addresses (not a P.O. Box only) of the directors are: Jerry A. Weiss Donald F. Gaybedt/Dollar Financial Group 1963, Lancaster Avenue, Suite 210 Berwyn, PA 19312. Incorporator(s) signature(s): AGENTS AFFIDAVIT AND ACKNOWLEDGEMENT OF ACCEPTANCE I hereby acknowledge and accept the appointment of registered agent for and on behalf of the above named corporation. Registered agent(s) signature(s): Sworn to and subscribed before me this 31st day of January, 1996. Notary

NOTICE OF NEW ADDRESS OF REGISTERED
AGENT FOR SERVICE OF PROCESS
     Notice is hereby given pursuant to Louisiana R.S. Title 12:104; 308; 236:1308; 1350 and 9:3432; 9:3422; 9:3401 of the new address of C T Corporation System in the State of Louisiana where process may be served for the demestic and foreign profit corporations, non profit corporations, limited liability companies and limited partnerships represented by C T Corporation System as shown on the records of the Secretary of State.
     The agent for service of process, C T Corporation System, was formerly located at: 8550 United Plaza Blvd., Baton Rouge, Louisiana 75809. The new address for the said agent for service of process is: 5615 Corporate Blvd, Suite 400B, Baton Rouge, Louisiana 70808.
     Please record the change of registered address for the entities shown on the record of the Secretary of State as being represented by C T Corporation System, as the registered agent. The list of entities is attached to this notice. These entities may now be served at the new address of the agent for service of process as set forth above as of the date of this document is received and filed with the Secretary of State of Louisiana.
     I, Kenneth Uva, Vice President of C T Corporation System, hereby declare the contents of this Notice true to the best of my knowledge and belief as of this 28th day of January. 2008.

C T CORPORATION SYSTEM
/s/ Kenneth Uva
Kenneth Uva, Vice President

Swam to and subscribed before me, the undersigned Notary Public on this date: January 28, 2008.

/s/ Laurel Jean Wellington
Notary Public
LAUREL JEAN WELLINGTON Notary Public, State of New York No 01WE6035039 Qualified in Kings County Certificate Filed in New York County Commission Expires Dec. 20. 2009

Al ater Secretary of state NOTICE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF REGISTERED AGENT (R. S. 12:104 & 12:236) Enclose $25 filing fee Domestic Corporation (Business or Non Profit) Make remittance payable to Secretary of state Do Not Send Cash Return to: Commercial Division P.O.Box 94125 Phone (225) 925-4704 Web Site: www.sos.lousisiana.gov Corporation name: Check Mart of Lousiana, Inc. CHANGE OF LOCATION OF REGISTERED OFFICE Notice is hereby given that the Board of Directors of the above named corporation has authorized a change in the location of the corporations registered office. The new registered office is located at: To be signed by an article or a director Date CHANGE OF REGISTERED AGENT(S) Notice is hereby given that the Board of Directors of the above named corporation has authorized the change of the corporations registered agent(s). The name(s) and adress(es) of the new registered agent(s) is/are as follows: National registered Agents, Inc. 1011 North Cause way Blvd., Suite 3, Mandeville, LA 70471 President, Vice President or Secretary Roy Hibberd Secretary AGENT’S ACCEPTANCE AND ACKNOWLEDGEMENT OF APPOINTMENT I hereby acknowledge and accept the appointment of registered agent(s) for and on behalf of the above named corporation. National Registered Agents, Inc. by: Nortne Nagel Assistant Secretary Sworn to and subscribed before me, the undersigned Notary Public, on this date: 3/26/2009 NOTARY NAME MUST BE TYPED OR PRINTED WITH NOTARY# Notary signature “Official Seal” LAURA L UGHTHOLDER Commission expires 10/01/10